Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of March 30, 2018, among (i) BIBIT SECURE INTERNET PAYMENTS INC., a Delaware corporation, SHIP US HOLDCO, INC., a Delaware corporation, WORLDPAY US, INC., a Georgia corporation, WORLDPAY US HOLDCO INC., a Delaware corporation and WORLDPAY SF, INC., a Delaware corporation, each a Subsidiary (each a “Post-Completion Date Guarantor” and collectively, the “Post-Completion Date Guarantors”), (ii) VANTIV, LLC, a Delaware limited liability company (the “Issuer”) and VANTIV ISSUER CORP., a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”) and (iii) BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED, as Trustee.

WITNESSETH:

WHEREAS the Issuers have heretofore executed an Indenture dated as of December 21, 2017 (the “Indenture”), providing for the issuance of the Notes by the Issuers and, together with certain subsidiaries of the Issuer, have executed a First Supplemental Indenture to the Indenture dated as of January 16, 2018;

WHEREAS, Section 10.01 of the Indenture provides that the Post-Completion Date Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Post-Completion Date Guarantor shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Issuers and the Trustee are authorized to execute and deliver this Supplemental Indenture without the consent of any Holder;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Post-Completion Date Guarantor, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.    Guarantee. Each Post-Completion Date Guarantor hereby agrees, jointly and severally, to fully and unconditionally guarantee the Issuers’ obligations under the Notes on the terms and subject to the conditions set forth in Article X of the Indenture and all the other applicable provisions of the Indenture and the Notes.

2.    Agreement to be Bound. Each Post-Completion Date Guarantor hereby shall be a party to the Indenture as a Guarantor and as such shall have all of the rights of, be subject to all of the obligations and agreements of and be bound by all of the provisions applicable to a Guarantor of the Notes under the Indenture and the Notes.

3.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

4.    Governing Law. This Supplemental Indenture and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York.

5.    Trustee Makes No Representation. The Trustee makes no representation as to the validity, adequacy or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Issuers and the Post-Completion Date Guarantors and not those of the Trustee, and the Trustee assumes no responsibility for their correctness.

6.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7.    Effect of Headings; Certain Definitions. The Section headings herein are for convenience only and shall not affect the construction thereof. Any capitalized term used but not otherwise defined herein shall have the meaning set forth in the Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

BIBIT SECURE INTERNET PAYMENTS INC.

By:	/s/ Jared M. Warner
	Name:	Jared M. Warner
	Title:	Assistant Secretary

SHIP US HOLDCO, INC.

By:	/s/ Jared M. Warner
	Name:	Jared M. Warner
	Title:	Assistant Secretary

WORLDPAY US, INC.

By:	/s/ Jared M. Warner
	Name:	Jared M. Warner
	Title:	Assistant Secretary

WORLDPAY US HOLDCO INC.

By:	/s/ Jared M. Warner
	Name:	Jared M. Warner
	Title:	Assistant Secretary

WORLDPAY SF, INC.

By:	/s/ Jared M. Warner
	Name:	Jared M. Warner
	Title:	Assistant Secretary

VANTIV, LLC

By:	/s/ Nelson F. Greene
	Name:	Nelson F. Greene
	Title:	Chief Legal Officer and Corporate Secretary

VANTIV ISSUER CORP.

By:	/s/ Nelson F. Greene
	Name:	Nelson F. Greene
	Title:	Chief Legal Officer and Corporate Secretary

BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED, as Trustee

By:	/s/ Charlotte Davidson
	Name:	Charlotte Davidson
	Title:	Vice President